UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2010

AUROR CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52664	Not Applicable
(State or other jurisdiction of incorporation or	(Commission File Number)	IRS Employer Identification No.)
organization)

39555 Orchard Hill Place, Suite 600 PMB 6096, Novi, Michigan, 48375
(Address of principal executive offices)

888-682-3038
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINATIVE AGREEMENT

On January 21, 2010, our Board of Directors approved the execution of a new exclusive Master Software License Agreement with Mount Knowledge, Inc. (“MtK”), a corporation based out of Ontario, Canada, and its founder, Erwin Sniedzins, wherein the Company was granted the exclusive world-wide license rights to promote, market and sell any and all of MtK’s products, both existing and future. The Agreement supersedes the Master Product License Agreement executed on or before July 27, 2009 and provides updated terms and conditions, including, but not limited to new definitions of duties, responsibilities and costs to be borne by the respective parties.

Any and all products licensed under the Master Product License Agreement will be defined specifically in a Statement of Work executed for each respective product describing the terms and condition relating to such product or products, including, but not limited to, Costs, Delivery Dates, Specifications, Support, other requirements requested by the Company and the respective obligations of the parties with respect thereto, as may be agreed upon by the parties from time to time during the term of the Agreement. Also, the term of the agreement has been extended to eighty-eight (88) years. The License Agreement may also be further extended upon mutual agreement between the parties.

The Agreement initially grants the Company the rights to market and sell a proprietary Real Time Self Learning System (“RTSL”) software application referred to as the Knowledge Generator™ product, both domestically and internationally to a variety of customers such as individuals, school boards, schools, government agencies, and corporations. The Knowledge Generator™ product consists of a proprietary core technology that allows for textual information to be converted into a multi-purpose learning experience with automatically generated interactive lessons, exercises, tests and scores. The software application has more than 240 interactive enabling learning tools that allow users to transform “information into knowledge” quickly, providing an interactive and dynamic alternative to traditional passive (rote) learning methods.

The Knowledge Generator™ product was developed with various software user-interface enablers to promote the utilization of several of the user’s senses during the learning process; to see (visualize), listen, compose, speak, reply, interact and react to information by keyboard touch, sound and voice. The Knowledge Generator™ system addresses many learning needs of students from preschool to college, from one phonetic sound to complete pronunciation of phrases, from learning one word to understanding and writing complete sentences, from listening to speaking and comprehension and so on. Users can simply import, in various formats (i.e. word document, RTF, html, etc.), textual content they want to learn and the Knowledge Generator™ software application tools will automatically create interactive subject based learning or skills training lessons, tests and subsequently, scores.

In consideration for the licensing rights granted by the Master Software License Agreement, we have agreed in the first executed Statement of Work to pay MtK and Sniedzins, collectively, a royalty of eight (8%) percent of the wholesale price of each copy sold by Licensee (the “Royalty”) derived from the direct or indirect (sub-licensing rights granted to other third-party distributors (e.g. sales agents, sub-distributors, book stores, learning and support centers, etc.)) marketing, sale and distribution of the Program or Programs to an end-users.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

Also on January 21, 2010, our Board of Directors approved the issuance of a series of Stock Purchase Warrant Agreements for the purchase of a certain numbers of shares of the Company’s Common Stock. The Stock Purchase Warrant Agreements were executed in order to arrange for necessary future financings of the Company to execute on its business plan as set forth in the Post Effective Amendment which was effective as of September 28, 2009. The Stock Purchase Warrant Agreements are as follows:

(1)          A Stock Purchase Warrant issued to Access Alternative Group S.A. for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.15 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(2)          A Stock Purchase Warrant issued to Access Alternative Group S.A. for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.20 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(3)          A Stock Purchase Warrant issued to Birch First Advisors, LLC for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.15 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(4)          A Stock Purchase Warrant issued to Birch First Advisors, LLC for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.20 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(5)          A Stock Purchase Warrant issued to Breakwater International Inc for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.15 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(6)          A Stock Purchase Warrant issued to Breakwater International Inc for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.20 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(7)          A Stock Purchase Warrant issued to Brisbane Management Ltd for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.15 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(8)          A Stock Purchase Warrant issued to Brisbane Management Ltd for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.20 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(9)          A Stock Purchase Warrant issued to Cherrywood Corp. for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.15 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(10)        A Stock Purchase Warrant issued to Cherrywood Corp. for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.20 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(11)        A Stock Purchase Warrant issued to Crestway Corp. for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.15 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(12)        A Stock Purchase Warrant issued to Crestway Corp. for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.20 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(13)        A Stock Purchase Warrant issued to Crystal Resource Corporation for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.15 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(14)        A Stock Purchase Warrant issued to Crystal Resource Corporation for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.20 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(15)        A Stock Purchase Warrant issued to European Marketing Group for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.15 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(16)        Stock Purchase Warrant issued to European Marketing Group for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.20 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(17)        A Stock Purchase Warrant issued to High Tempo Ltd for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.15 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(18)        A Stock Purchase Warrant issued to High Tempo Ltd for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.20 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(19)        A Stock Purchase Warrant issued to Jensen International Inc for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.15 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(20)        A Stock Purchase Warrant issued to Jensen International Inc for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.20 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(21)        A Stock Purchase Warrant issued to Mount Knowledge Inc for the purchase of 8,888,888 shares of Common Stock in the Corporation at $0.0001 per share exercisable at anytime after the first twenty-four (24) months from the date of execution of this Warrant and prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(22)        A Stock Purchase Warrant issued to Scandivest, LLC for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.15 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(23)        A Stock Purchase Warrant issued to Scandivest, LLC for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.20 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(24)        A Stock Purchase Warrant issued to Vantech Securities Ltd for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.15 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

(25)        A Stock Purchase Warrant issued to Vantech Securities Ltd for the purchase of 1,000,000 shares of Common Stock in the Corporation at $0.20 per share exercisable at anytime prior to the termination date (or, thirty-six (36) months from the Stock Purchase Warrant execution date).

The Company completed issuance of the above referenced Warrants was completed pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933.

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 21, 2010, Ian McBean resigned as President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and Director of the Corporation, effective immediately. Mr.. McBean’s resignation was not a result of any disagreement with the any of the Board Members or the operations, policies or practices of the Company, but rather a personal decision.

Also, on January 21, 2010, our Board of Directors approved the authorization of the following officer and director appointments:

(1) The appointment of Erwin E. Sniedzins as Chairman and Director of the Corporation, effective immediately;

(2) The appointment of Daniel A. Carr as President, Treasurer, Chief Executive Officer, Chief Financial Officer and Director of the Corporation, effective immediately; and

(3) The appointment of Simon Arnison as Secretary, Chief Technology Officer, and Director of the Corporation, effective immediately;

Erwin E. Sniedzins

Erwin E. Sniedzins is the founding Chairman and Director of Mount Knowledge USA, Inc., a marketing and sales company and Chairman, President and Director of Mount Knowledge Inc, a Canadian research and development company; Inventor, Author, Publisher, Philanthropist, Poet, Lecturer, Professor, Motivational Speaker, Martial Arts Enthusiast and Global Traveler.

Prior to creating his own companies, Erwin has held many managerial positions in a fortune 200 company where he was responsible for international product launches, new product development to national programs for sales, marketing, customer service and staff training. During his tenure he was voted the most innovative manager in the company and received numerous awards for excellence.

After 5 years at Xerox he took an 18 month sabbatical to travel and ski around the world. On his return to Xerox he help to create many new programs from: being the first to hire, train and develop 22 non-technical females to overcome existing barriers towards Affirmative Action; introduced the first Customer Service Field Incentive program that increased productivity by 26% and $89 Million in cost savings; improved sales revenues by $105 Million over 3 years through optimization of service charges; created a quick solution that prevented the Federal government cancellation of a high end product resulting in revenue savings of $19 Million; established a state of the art Training and Support Centre to support Flex time and affirmative action training and much more. He resigned from the company in 1989 to organize a Mount Everest Expedition to raise International Awareness and funds for Rett Syndrome.

Much of Erwin’s spare time has been spent doing philanthropic work. He has been involved as divisional chair for United Way, Special Olympics and Chairman of the “Inner City Angels” that supported the introduction and exposure to the arts and artist performances to Inner City children. He was the founding Chairman for “Community Homes for the Mentally Handicapped Association” to raise awareness for independent living and community support for individuals who were mentally challenged and the “Canadian Rett Syndrome Association”. He authored and published a bestselling “Who’s Who in Toronto: A Celebration of this City” book that sold for $49 dollars. He used the proceeds of this book to organize an “International Rett Syndrome Medical Symposium” in Toronto to bring together the leading experts on this disorder to educate and share strategies on the steps needed to identify the cause(s) and research developments that were being done globally. The success of this Medical Symposium galvanized Erwin to raise more international awareness and funds for Rett Syndrome research. It was at this time that he decided to put together the first expedition to climb Mount Everest for charity. He called it the “Climb for Hope”.

The project to climb Mt. Everest and raise international awareness and funds for Rett Syndrome took 5 years to complete. Never before had Mt. Everest been climbed for charity. During this time climbers had to be recruited, sponsors found, funds raised and training completed while still working at Xerox Canada Inc. During training he climbed the; Canadian Rockies, Ishinca (5532m), Andes, Peru; Peak Communism (7500m) Pamir, Tajikistan and then Mt. Everest (8848m), Himalayas, Tibet.

Erwin was the founding Chairman of the Board for the Internationally famous series of “Climb for Hope” Celebrity Balls (1989 - 1991) that included the Prime Minister of Canada wife Mila Mulroney, Sir Edmond Hilary (the first man to climb Mt. Everest in 1953), Sir Peter Ustinov, Dr. Andreas Rett (discoverer of Rett Syndrome), Mrs. Raisa Gorbachyova wife of Mikhail Gorbachev, President of the Soviet Union and other celebrities and movie stars.

The CN Tower is the world’s tallest free standing structure at 1815.4 feet. Climbing this tower 16 times will be equivalent to getting to the top of Mount Everest. It was the perfect venue to launch Erwin’s “Avalanche of Hope” fundraiser. He created a ping ball event were sponsors would receive a ping pong ball for every dollar raised and a color ball for every $5 dollars. 50,000 ping pong balls were carried to the top of the CN tower’s 1776 steps. The balls were suspended behind a wire mesh ready to descend the stairwell. Media with TV cameras were posed to record the first balls that came out the open door at the base of the CN Tower.

Five years after Erwin first conceived of the idea of climbing Mt. Everest for charity he was standing in front of his vision. With him were 13 climbers, 2 Camera crews, 3 high altitude Nepalese “Sherpas”, 8 tons of equipment and supplies and reality. For each step up Mt. Everest people had sponsored pennies to help develop international aware of Rett Syndrome and to focus attention in finding the cause and cure of this terrible debilitating disorder that affects mostly baby girls. More than $1.1 Million was raised.

Some of the potential sponsors of the Climb for Hope event were concerned with the events that had occurred in China in 1989 and that the expedition may not be allowed entry into the country. So Erwin had to find other means to ensure the corporate sponsors that they would get the exposure for their charitable support. He then established and became the founding Chairman of the Board for the “Canadian National Everfitness” program (1991). This was a huge wall poster of Mount Everest that was delivered to all the Elementary and High School students across Canada challenging the students to find their own Mt. Everest in Fitness, Wellness and Environment. Each day the students followed the Climb for Hope expedition team up Mount Everest and they in turn had to do a task to advance up their wall chart.

Daniel A. Carr

Mr. Carr is currently the President, CEO and Director of Mount Knowledge USA, Inc, a marketing and sales company and Manager of Birch First Advisors, LLC, a management and advisory services company. His business skills have been honed through his personal involvement in 14 companies as well as many nonprofit organizations. While his primary business was a software company providing applications for ERP, he has also had leadership and financial positions in companies providing hi-tech development, manufacturing, wholesale distribution, on-line financial services, and IT infrastructure. Dan’s leadership style is firm yet fair and he believes in continuous process improvement within any organization.

Due to his time management practices and his enjoyment of multi-tasking, he has successfully run as many as five organizations at the same time. While well trained and seasoned in the various aspects of business, Dan is equally as comfortable in the Board Room as he is on a manufacturing floor or a shipping dock. His skills range from strategic planning to sales and marketing to detailed operations execution. Having the ability to relate to people of all levels within an organization, Dan is often called upon by clients to provide leadership and perform problem solving for special situations and projects. Rounding out Dan’s skills, he is an excellent writer and public speaker. His written works have been translated and used globally and he is frequently asked to speak in various venues both nationally and around the world.

Simon Arnison

Simon Arnison is the current Chief Technology Officer and Director of Mount Knowledge USA, Inc., a marketing and sales company and current Chief Technology Officer and Director of Mount Knowledge Inc, a Canadian research and development company.

Mr. Arnison has over 23 years of executive and management experience in the software, multimedia, educational products and PC marketplace in both Europe and North America, and is former founder and CEO of Classwave Wireless, and former founder and CTO of Innotech. Mr. Arnison has been a pioneer and visionary in the wireless and Java marketplace and has written and presented on these fields for various publications and events.

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 21, 2010, our Board of Directors approved the filing of an amendment and restatement to the Articles of Incorporation of the Company which were approved by the Board of Directors on October 20, 2009 by written consent in lieu of a special meeting in accordance with the Nevada Corporation Law. The Company filed the Amendments and Restatements to the Articles of Incorporation of the Company on January 25, 2010 and have not yet received a returned stamped copy of the Amendments and Restatements to the Articles of Incorporation of the Company from the state of Nevada.

The Amendments and Restatements to the Articles of Incorporation of the Company were as follows:

(1) ACTION: TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION

On October 20, 2009, our Board of Directors approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment and restatement of our Articles of Incorporation (the “Restated Articles”). The Majority Stockholders approved the Restated Articles pursuant to a written consent dated as of October 20, 2009. The Restated Articles effecting the share increase will become effective following filing with the Secretary of State of the State of Nevada, which will occur following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

The proposed amendment and restatement to the articles of incorporation of the corporation are modifications determined by our Board of Directors to be necessary in order to better reflect our business and to achieve its overall business objectives. The consents being sought and obtained will allow our management to exercise on its duties and responsibilities to protect our assets and shareholders by providing the ability to make timely and effective decisions. The rights being granted to our Board of Directors to designate the rights and preferences of the common and preferred stock as needed from time to time, including the increased amount of shares authorized to be issued, will further provide a corporate and capital structure conducive for potential acquisitions and offer adequate flexibility for the procurement of required future financings. At this time we do not have any specific acquisitions or financings negotiated, however, we do want to have the proper corporate structure in place in the event that we complete an acquisition or financing in the future.

As stated in Article 4 of the Amended and Restated Articles of Incorporation of the Corporation, the total number of shares of stock of all classes which we shall have authority to issue will be increased from 105,000,000 shares to 300,000,000 shares, of which the Common Stock, $.0001 par value each shall be increased from 100,000,000 shares to 200,000,000 shares (hereinafter called "Common Stock") and of which the Preferred Stock, $.0001 par value each shall be increased from 5,000,000 shares to 100,000,000 shares (hereinafter called "Preferred Stock").

The designations and the powers, preferences, and rights and the qualifications, limitations, or restrictions thereof of the Common or Preferred Stock shares will be determined by our Board of Directors and will be issued from time to time in one or more series. The shares of each series will have such voting powers and such designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions as are stated in the resolution providing for the issue of such series adopted by our Board of Directors.

The authority being granted to our Board of Directors will be subject to limitations prescribed by law, and may with respect to each series include, particular series designation, including any applicable provisions pertaining to whether or not the series is convertible, offers dividends, redemption times and price, voting rights of each series, restrictions of the issue or reissue of any additional Common or Preferred Stock, and the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of our assets.

The holders of any such series and class of stock shall be entitled to vote together and not as a separate class except as specifically provided by subsequent resolution or resolutions of our Board of Directors or as otherwise required by law. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Common or Preferred Stock, any amendment to the Articles of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the stock of the Corporation entitled to vote for the election of directors.

No holder of stock of any class of the Corporation shall have, as such holder, any preemptive or preferential right of subscription to any stock of any class of the Corporation or to any obligations convertible into stock of the Corporation, issued or sold, or to any right of subscription to, or to any warrant or option for the purchase of any thereof, other than such (if any) as our Board of Directors may determine from time to time.

We may issue and dispose of any of the authorized and unissued shares of Common or Preferred Stock for such consideration not less than par value, as may be fixed from time to time by our Board of Directors without action by the stockholders. Our Board of Directors may provide for payment therefore to be received by the us in cash, property, or services. Any and all such shares of the Common or Preferred Stock and for which consideration so fixed by our Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

We have adopted the elimination of all fractions of one share that may exist on the date of the Amendment. We may make arrangements, or provide reasonable opportunity, for any person entitled to or holding a fractional interest in a share to sell such fractional interest or to purchase such additional fractional interests as may be necessary to acquire a full share as provided by law on a fair market value to be determined by our Board of Directors.

Reasons for the amended and restated articles of Incorporation

These amendments will allow our management to exercise on its duties and responsibilities to protect our assets and shareholders by providing the ability to make timely and effective decisions. The rights being granted to our Board of Directors to designate the rights and preferences of the common and preferred stock as needed from time to time, including the increased amount of shares authorized to be issued, will further provide a corporate and capital structure conducive for the completion of certain anticipated acquisitions and offer adequate flexibility for the procurement of required future financings. The Board believes that the amendment will afford us greater flexibility in seeking capital and potential acquisition targets. The Board has no immediate plans, understandings, agreement or commitments to issue or designate shares of Common or Preferred Stock for any purposes.

We presently do not have in place provisions which may have an anti-takeover effect. The restatement of our articles did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

(2) ACTION: TO CHANGE THE COMPANY’S NAME TO “MOUNT KNOWLEDGE HOLDINGS, INC.”

On October 20, 2009, our Board of Directors approved, subject to receiving the approval of the holder of a majority of our outstanding capital stock, an amendment and restatement of our Articles of Incorporation (the “Restated Articles”), to change our name to “Mount Knowledge Holdings, Inc.” to more accurately reflect our business operations. The Majority Stockholders approved the Restated Articles pursuant to a written consent dated as of October 20, 2009. The Restated Articles effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

The Restated Articles were adopted to more accurately reflect our primary business plan to market the Company’s products and services. Accordingly, Our Board of Directors and the holders of the majority of the outstanding voting capital stock of the Company believe that changing our name to Mount Knowledge Holdings, Inc. will better reflect the new primary business of the Company.

(3) ACTION: TO AMEND AND RESTATE THE BYLAWS

On October 20, 2009, our Board of Directors approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment and restatement of our By-Laws (the “Restated By-Laws”). The Majority Stockholders approved the Restated By-Laws pursuant to a written consent dated as of October 20, 2009. The Restated Articles effecting the share increase will become effective following filing with the Secretary of State of the State of Nevada, which occured following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

The amendments and restatements to the By-Laws of the corporation are modifications to better reflect the business of the Company and to provide more detailed descriptions of existing articles such as Stockholders’ meetings, Board of Directors, Board Committees, Officers and Agents, Officers’ Duties and Powers, Stock and Transfer of Stock, Miscellaneous and Amendments, in order to improve administrative and governing procedures for the Company and the protection of its shareholders; including, but not limited to, (a) meeting notices, actions, and governance (inspector of elections), (b) board committees, (c) disaster emergency powers of acting offerings, and amendments to compensations.

Reasons for the amended and restated By-Laws

Our Board believes it is in our best interests and the best interests of our stockholders to provide more detailed descriptions of existing articles such as Stockholders’ meetings, Board of Directors, Board Committees, Officers and Agents, Officers’ Duties and Powers, Stock and Transfer of Stock, Miscellaneous and Amendments, in order to improve administrative and governing procedures for the Company and the protection of its shareholders; including, but not limited to, (a) meeting notices, actions, and governance (inspector of elections), (b) board committees, (c) disaster emergency powers of acting offerings, and amendments to compensations. Our Board believes that these amendments to the By-Laws will provide more protection for our shareholders based on the Company’s new business plan and expansion efforts in the future.

ITEM 8.01    OTHER EVENTS

On January 20, 2010, our Board of Directors approved the execution of a Share Cancellation Agreement with Jealax Consulting, Inc, Ian McBean, President, for the re-purchase of 5,000,000 shares of the Company’s common stock at a price of $0.001 per share for a total purchase price of $5,000.00. The Board of Directors also approved the execution of a Return to Treasury Order representing the repurchased stock.

On January 21, 2010, our Board of Directors approved a 22 for 1 forward stock split (the “Forward Split”) of the Company’s issued and outstanding common stock.

Item 9.01 Financial Statement and Exhibits.

(a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

None

(b)    PRO FORMA FINANCIAL INFORMATION.

None

(d)     EXHIBITS

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Master Software License Agreement
10.2	Share Cancellation Agreement
10.3	Return to Treasury Order
10.4	Warrant Agreements

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2010

AUROR CAPITAL CORP.

By:	/s/ Daniel A. Carr
Daniel A. Carr
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director